UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006

THE CLOROX COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07151 (Commission File No.)	31-0595760 (I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California (Address of principal executive offices)		94612-1888 (Zip Code)
Registrant’s telephone number, including area code: (510) 271-7000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
     On December 20, 2006, The Clorox Company (“Clorox”) issued a press release announcing that it had entered into a definitive agreement (the “Agreement”) with Colgate-Palmolive Company (“Colgate”) to purchase Colgate’s bleach businesses in Canada, Colombia, Dominican Republic, Ecuador, Uruguay and Venezuela for an aggregate price of approximately $126 million plus inventory. Upon the terms and subject to the conditions set forth in the Agreement, Colgate is granting to Clorox a license to their Ajax® trademark for bleach for a transition period in Colombia, Dominican Republic and Ecuador. In addition, Clorox will acquire two manufacturing facilities, one in Alberta, Canada, and one in Venezuela; and employees at these facilities will transfer to Clorox. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit	Description

99.1	Press Release dated December 20, 2006 of The Clorox Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY
Date: December 20, 2006	By:	/s/ Laura Stein
Laura Stein
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated December 20, 2006 of The Clorox Company